Exhibit 16.1

AGCA, Inc. Certified Public Accountants

Member of Alliott Group, a worldwide alliance of independent firms
411 E. Huntington Drive, Suite 308, Arcadia, CA 91006 • Websile: www.agcacpa.com
• Phone: (626) 446-4000 • Fax:  (626) 446-4002 • E-mail: info@agcacpa.com

July 26, 2010

Office of the Chief Accountant
SECPS Letter File

Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sirs:

CHINA SPORTS HOLDING COMPANY LIMITED

We have read the statements made by China Sports Holding Company Limited which were provided to us and which we understand will be filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Company's Current Report on Form 8-K dated July 26, 2010, regarding the change in certifying accountant.

We agree with the statements concerning our firm in such Current Report on Form 8-K

Very truly yours

Member:	Registered:
American Institute of Certified Public Accountants	Public Company Accounting Oversight Board
California Society of Certified Public Accountants